UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  September 25, 2012

DLH Holdings Corp.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-18492

New Jersey	22-1899798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1776 Peachtree Street, N.W.

Atlanta, GA 30309

(Address and zip code of principal executive offices)

(866) 952-1647
(Registrant’s telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 27, 2012, DLH Holdings Corp. (the “Company”) issued a press release announcing that the guarantees and associated notes payable of $711,000 related to its acquisition of RS Staffing Services have been satisfied. The Company’s remaining potential liability was satisfied through a combination of the repurchase of certain of the shares of the Company’s common stock owned by one of the note holders and the expiration of the guarantee period under the Company’s July 22, 2011 settlement agreement with these note holders.

In connection with the resolution of this matter, in a transaction completed on September 25, 2012 members of our executive management team purchased 100,000 shares of common stock of the Company owned by one of the note holders (the “Holder”) for an aggregate purchase price of $100,000 and the Company retired an additional 40,000 shares against the payment of an additional $40,000 to the Holder. In addition, the Company had paid $225,000 to the Holder pursuant to the guarantee established under the settlement agreement.

A copy of the Company’s press release, dated September 27, 2012, is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

	Exhibit Number	Exhibit Title or Description

(d)	99.1	Press Release dated September 27, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DLH Holdings Corp.

	By:	/s/ Zachary C. Parker
	Name:	Zachary C. Parker
	Title:	Chief Executive Officer
Date: September 27, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated September 27, 2012.